UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Tempus AI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42130	47-4903308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West Chicago Avenue, Suite 510 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 976-5448

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	TEM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Fourth Amendment to Credit Agreement

On June 30, 2025 (the “Amendment Effective Date”), in conjunction with the Offering (as defined below), Tempus AI, Inc. (the “Company”) entered into a Fourth Amendment to Credit Agreement (the “Amendment Agreement”) by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto, Ares Capital Corporation, as administrative agent (in such capacity, the “Administrative Agent”), and ACF Finco I LP, as revolving agent (the “Revolving Agent”). The Amendment Agreement amends the terms of that certain Credit Agreement, dated as of September 22, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, the “Existing Credit Agreement” and as amended by the Amendment Agreement, the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto, the Administrative Agent and the Revolving Agent to, among other things, (i) permit the Offering and the related derivative transactions and (ii) provide that the Offering satisfies the junior capital raise requirement set forth in the Existing Credit Agreement. A failure to timely satisfy the junior capital raise requirement would have resulted in a 0.50% per annum increase in the applicable margin from and after January 1, 2026.

Except as noted above, the material terms of the Existing Credit Agreement were not amended. The summary of the material terms of the Credit Agreement in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a conformed copy of which is attached as Annex A to the Amendment Agreement filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Indenture and Notes

On July 3, 2025, the Company completed its previously announced private offering (the “Offering”) of $750.0 million aggregate principal amount of 0.75% Convertible Senior Notes due 2030 (the “Notes”), including the exercise in full of the initial purchasers’ over-allotment option to purchase up to an additional $100.0 million principal amount of the Notes. The Notes were issued pursuant to an indenture, dated July 3, 2025 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are general unsecured obligations of the Company and will mature on July 15, 2030, unless earlier converted, redeemed or repurchased. Interest on the Notes will accrue at a rate of 0.75% per year from July 3, 2025 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding April 15, 2030, only upon satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the fiscal quarter ending on September 30, 2025 (and only during such calendar quarter), if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate for the Notes on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after April 15, 2030, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time, regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 11.8778 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $84.19 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the last reported sale price of the Common Stock on The Nasdaq Global Select Market on June 30, 2025. The conversion rate for the

Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date or if the Company delivers a notice of redemption in respect of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be.

The Company may not redeem the Notes prior to July 20, 2028. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation set forth in the Indenture), at its option, on or after July 20, 2028, if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date. If the Company redeems less than all the outstanding Notes, at least $100.0 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

•

failure by the Company to give (i) a fundamental change notice or notice of a make-whole fundamental change (each as described in the Indenture), in either case when due and such failure continues for two business days, or (ii) notice of a specified corporate transaction (as described in the Indenture) when due and such failure continues for one business day;

•	failure by the Company to comply with its obligations in respect of any consolidation, merger or sale of assets;

•

failure by the Company to comply with any of the Company’s other agreements in the Notes or the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

•

default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $75,000,000 (or its foreign currency equivalent), in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, all of the then outstanding Notes shall automatically become due and payable. If an event of default, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of, and accrued interest, on all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Capped Call Transactions

On June 30, 2025, in connection with the pricing of the Notes, and on July 1, 2025, in connection with the exercise in full by the initial purchasers of their over-allotment option to purchase additional Notes, the Company entered into capped call transactions with one of the initial purchasers and certain other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to $111.1950 per share (which represents a premium of 75% over the last reported sale price of the Common Stock of $63.54 per share on The Nasdaq Global Select Market on June 30, 2025), and is subject to certain adjustments under the terms of the capped call transactions.

Proceeds

The Company’s net proceeds from the Offering were approximately $721.7 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company. The Company used a portion of the net proceeds from the Offering to (i) repay $274.7 million principal amount of senior secured term loans pursuant to the Credit Agreement, plus accrued and unpaid premium and interest, and (ii) pay the approximately $41.8 million cost of the capped call transactions described above. The Company expects to use the remaining net proceeds from the Offering for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses, capital expenditures and repayment of additional indebtedness.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Section 4(a)(2) and Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated June 30, 2025 by and among the Company and the initial purchasers.

The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 11,803,575 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 15.7381 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.

On June 30, 2025, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 30, 2025, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, the Offering and the Company’s expectations regarding the use of net proceeds from the Offering. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends and conditions, and those risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, particularly under the captions “Risk Factors”

and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of July 3, 2025, by and between Tempus AI, Inc. and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of Global Note, representing Tempus AI, Inc.’s 0.75% Convertible Senior Notes due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

10.1	Form of Confirmation for Capped Call Transactions

10.2	Fourth Amendment to Credit Agreement, by and among Tempus AI, Inc, the loan party signatories and lender party thereto, and Ares Capital Corporation as administrative agent, dated June 30, 2025.

99.1	Press release entitled “Tempus AI, Inc. Announces Proposed Convertible Senior Notes Offering to Optimize Capital Structure and Reduce Interest Expense,” dated June 30, 2025

99.2	Press release entitled “Tempus Announces Pricing of Upsized Offering of $650 Million of Convertible Senior Notes,” dated June 30, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempus AI, Inc.
Dated: July 3, 2025

	By:	/s/ James Rogers
James Rogers
Chief Financial Officer